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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 -------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 -------------


Date of Report (Date of earliest event reported): JULY 25, 2000



                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                      0-23150                       04-2987600
---------------                  -----------                   --------------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS           01923
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (978) 777-4247


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ITEM 5.   OTHER EVENTS.
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On July 25, 2000, the Registrant publicly disseminated a press release announcing its financial results for the second quarter and six months ended June 30, 2000.

The Registrant's revenues for the second quarter ended June 30, 2000 were $5,920,000, 16% greater than the $5,107,000 reported in the comparable 1999 quarter. For the first six months of 2000, total revenues were $7,959,000 compared to $9,555,000 reported for the first six months of 1999. The decrease in revenues for the first six months was due to decreased equipment revenue. The Registrant anticipates that it is likely to continue to experience fluctuations in its quarterly revenues and results of operations.

The Registrant's net loss for the 2000 second quarter was $23,000 or $0.00 per share, compared to net income of $248,000, or $0.03 per share, in the similar period a year ago. For the six months ended June 30, 2000, the net loss was $395,000, or $0.05 per share, compared to net income of $494,000, or $0.07 per share, a year ago. Operating expenses for the first half increased to $4,153,000 from $2,189,000 primarily due to increased R&D spending.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c)      Exhibit.

99.1     The Registrant's Press Release dated July 25, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IBIS TECHNOLOGY CORPORATION
                                        (Registrant)



Date: July 26, 2000                     /s/ Debra L. Nelson
                                        ---------------------------------
                                        Debra L. Nelson, Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit                                                            Sequential
Number            Description                                      Page Number
--------          -----------                                      -----------

99.1              The Registrant's Press Release                           5
                  dated July 25, 2000






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